UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2021

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 3, 2021, CVRx, Inc. (the “Company”) fully repaid all amounts outstanding under that certain Venture Loan and Security Agreement, by and among Horizon Technology Finance Corporation (“Horizon”), as a lender and collateral agent, and the Company, as borrower (the “Horizon Loan Agreement”). Under the Horizon Loan Agreement, the Company could borrow up to a total of $20.0 million at a floating per annum rate equal to 10% plus the amount by which the 30-day U.S. dollar London Interbank Offered Rate on the first business day of the month exceeded 2.2%. Notes with an aggregate principal amount of $20.0 million were outstanding under the Horizon Loan Agreement at the time of repayment. Pursuant to the Horizon Loan Agreement, upon the prepayment of the amounts outstanding, the Company paid a prepayment fee in an amount equal to 3% of the then outstanding principal balance and a final payment equal to 3.5% of the original principal, resulting in a total payment by the Company to Horizon of $21.3 million.

The borrowings were collateralized by substantially all of the assets of the Company, including its intellectual property portfolio. The security interests and liens granted in connection with the Horizon Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2021, the Company issued a press release announcing its financial results for the quarter ended September 30, 2021. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of CVRx, Inc., dated November 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: November 4, 2021	By:	/s/ Nadim Yared
Name: Nadim Yared
Its: President and Chief Executive Officer